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                                                                      EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We are aware that our reports dated April 18, 2001, July 16, 2001, and October 15, 2001 on our reviews of interim financial information of Ford Motor Credit Company and Subsidiaries for the periods ending March 31, 2001 and 2000, June 30, 2001 and 2000, and September 30, 2001 and 2000 included in the Ford Motor Credit Company Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, respectively, are incorporated by reference in this Registration Statement on Form S-3.

Very Truly Yours,

/s/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan


March 8, 2002